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                                                                    EXHIBIT 99.1



                                                           (GOLDEN TELECOM LOGO)

FOR IMMEDIATE RELEASE


                    GOLDEN TELECOM IN TALKS WITH TELENOR OVER
                       PURCHASE OF COMINCOM AND COMBELLGA


MOSCOW, RUSSIA (JUNE 25, 2003) -- Golden Telecom, Inc. (NASDAQ: "GLDN") announced that it has held preliminary discussions with Telenor regarding a possible acquisition of Telenor's Russian wireline subsidiary companies, Comincom and Combellga, in exchange for newly issued shares in Golden Telecom. Golden Telecom wants to emphasize that these discussions are at a preliminary stage and that there is no certainty that an agreement will be reached or, if an agreement is reached, the nature or terms of that agreement. The Company does not plan to comment further on this matter other than as required by law.

ABOUT GOLDEN TELECOM (WWW.GOLDENTELECOM.COM)
Golden Telecom, Inc., NASDAQ: "GLDN" is a leading facilities-based provider of integrated telecommunications and Internet services in major population centers throughout Russia and other countries of the Commonwealth of Independent States
(CIS). The Company offers competitive local exchange carrier services using its overlay network in Moscow, Kiev, St. Petersburg and Nizhny Novgorod; data and long-distance services using a fiber optic and satellite-based network - including 149 combined access points in Russia and other countries of the CIS; dedicated and dial-up Internet access to businesses and consumers; Internet content through numerous web brands powered by its ROL portal; and mobile services.

Statements made in this press release are forward looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. It is important to note that such statements involve risks and uncertainties, which may cause results to differ materially from those set forth in these statements. Such risks and uncertainties include, but are not limited to, the ability to successfully complete any transaction and the possible problems that could arise from the integration of any acquisition. Additional information concerning factors that could cause results to differ materially from those in the forward looking statements is contained in the Company's filings with the U.S. Securities and Exchange Commission including the Company's quarterly reports on Form 10-Q and periodic reports on Form 8-K filed during 2003 and the Company's annual report on Form 10-K for the year ended December 31, 2002.

FOR MORE INFORMATION, CONTACT:
PUBLIC RELATIONS:
Anna Chin Ga Pin
e-mail: achin@sovintel.net
tel.: +7-501-797-9300; fax: +7-501-797-9332

INVESTOR RELATIONS:
Tom Adshead
e-mail: tadshead@gti.ru
tel.: +7-501-797-9300; fax: +7-501-797-9331

www.goldentelecom.com